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                                                                   Exhibit 10.18


                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT is dated as of December 15, 1999 ("Effective Date"), between MARINEMAX, INC., a Delaware corporation ("Company"), MARINEMAX OF NEW JERSEY, INC., a Delaware corporation (singularly a "Dealer", collectively with each other entity added in the future as a Dealer, "Dealers") (the Dealers and the Company collectively, the "Borrowers") and DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation ("Lender").

                                   WITNESSETH:

         WHEREAS, Borrowers' have requested a credit facility up to $50,000,000 from Lender, and Lender has agreed to provide such facility on the terms set forth herein;

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01. DEFINITIONS. As used in this Agreement, the following terms have the respective meanings indicated below (such meanings to be applicable equally to both the singular and plural forms of such terms):

         "Account" means accounts, receivables, chattel paper and other rights to payment arising from the sale or lease of goods or provision of services in the ordinary course of business, including all amounts payable by, and rights and claims against, any manufacturer or vendor of Inventory, such as volume purchase discounts, advertising rebates, price protection, warranty work, incentives and credits.

         "Advance" means an advance made by Lender to Borrowers pursuant to
Section 2.01 hereof.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.

         "Approved Vendor" means a manufacturer or vendor that is approved by Lender, and which is not in default of any obligations or liabilities to Lender. Initially, Brunswick Corporation and its SeaRay, Boston Whaler and Baja Subsidiaries and divisions; Azimut S.P.A.; Hatteras division of Genmar Industries; Sea Pro; and Neptunus Ltd. shall be Approved Vendors.

         "Borrowers" mean the Company and the Dealers.

         "Borrowing Base" means the sum of the following for the Dealers, determined on a consolidated basis: the lesser of the Credit Facility Limit or the sum of (a) (i) 100% of the cost (including freight charges) of Eligible New Inventory that is aged 365 days or less from date of delivery to the Dealers, plus (ii) 90% of the cost (including freight charges) of Eligible New Inventory that is aged 366 days or more, but not more than 730 days, from date of delivery to the Dealers, (b) the lesser of $25,000,000 or the sum of (i) 80% of NADA Value of Eligible Used Inventory that has been owned by the Dealers for not more than 180 days, plus (ii) 72% of the NADA Value of Eligible Used Inventory that has been owned by the Dealers for more than 180 days, but not more than 365 days, (c) the lesser of 2,500,000 or 75% of the cost (excluding freight charges) of Eligible Parts Inventory, plus (d) the lesser of $25,000,000 or 80% of the net book value of Eligible Accounts.

         "Borrowing Base Certificate" means a certificate in the form of Exhibit A hereto (as modified with the consent of Lender from time to time), in form and detail satisfactory to Lender.

         "Business Day" means a day of the year on which banks are open for business in Troy, Michigan.


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         "Capital Lease" means any capital lease or sublease, as defined in accordance with GAAP.

         "Change in Control" means an acquisition by any person or entity of twenty percent (20.0%) or more of the beneficial ownership of the voting stock of Company, except acquisitions (a) by Richard Bassett, Louis DelHomme, William
H. McGill, Jr., Jerry Marshall, or any of their family members or trusts, (b) by Brunswick Corporation, or any of its Subsidiaries, or (c) consummated after receipt of Lender's prior written consent, which shall not be unreasonably withheld.

         "Collateral" has the meaning set forth in Section 4.01 hereof.

         "Committed Advance" means an unfunded approval that has been issued to an Approved Vendor by Lender, pursuant to which Lender, subject to the terms of this Agreement, agrees to fund a Dealer's obligations under a purchase order submitted by a Dealer to such Approved Vendor.

         "Company" means MarineMax, Inc., a Delaware corporation.

         "Compliance Certificate" means a certificate of an officer of Company acceptable to Lender, and in form and substance satisfactory to Lender, (a) certifying that such officer has no knowledge that a material Default or material Event of Default has occurred and is continuing, or if a material Default or material Event of Default has occurred and is continuing, a statement as to the nature thereof and the action being taken or proposed to be taken with respect thereto, and (b) setting forth detailed calculations with respect to the covenants described in Section 6.01(a), (b) and (c) hereof.

         "Consolidated Collateral" means the following assets of the Dealers, whether now owned or hereafter acquired and wherever located: (a) all Accounts;
(b) all Inventory; (c) all other goods, equipment, fixtures and furniture; and
(d) all insurance policies and proceeds relating to the foregoing; all books and records relating to the foregoing; and all proceeds and products of the foregoing.

         "Contingent Liability" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or obligation of another in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or any security for the payment of thereof, (b) to purchase Property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

         "Credit Facility" has the meaning set forth in Section 2.01.

         "Credit Facility Limit" means the credit limit of the Credit Facility as approved by Lender and agreed to by Borrowers, which is $50,000,000.00 as of the Effective Date..

         "Current Ratio" means the ratio, calculated for Company and its Subsidiaries on a consolidated basis, of (a) cash plus accounts receivable plus inventory plus prepaid expenses, as defined in accordance with GAAP, to (b) current liabilities determined in accordance with GAAP.

         "Dealers" mean MarineMax of New Jersey, Inc., a Delaware corporation, together with each other entity added in the future as a Dealer pursuant to the execution a Joinder Amendment. A single dealer is referred to herein as a "Dealer"

         "Debt" means all obligations, contingent or otherwise, which in accordance with GAAP should be classified on the balance sheet as liabilities, and in any event including Capital Leases, Contingent Liabilities that are required to be disclosed and quantified in notes to financial statements in accordance with GAAP, and liabilities secured by any Lien on any Property, regardless of whether such secured liability is with or without recourse.


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         "Default" means any event specified in Section 7.01 hereof, for which any requirement for the giving of notice or lapse of time has not yet been satisfied.

         "Eligible Account" means an Account of a Dealer that:

         (a) (i) constitutes Retail Paper, (ii) constitutes amounts payable by a vendor or manufacturer of Inventory for returns, volume purchase discounts, advertising rebates, price protection, warranty work, incentives, credits or similar items, or (iii) is any other Account approved by Lender from time to time;

         (b) is subject to a perfected, first priority Lien in favor of Lender, free from any other Lien;

         (c) has not remained unpaid more than 90 days, and can be confirmed with the Account obligor by Lender;

         (d) when aggregated with all other Accounts payable by the Account obligor (excluding Brunswick Corporation and its Subsidiaries), does not exceed 5% of total Accounts, unless Lender has specifically approved the concentration level for such obligor;

         (e) is not owing by an Account obligor located or otherwise resident outside the United States;

         (f) is not payable by an Account obligor who has suspended business, has made an assignment for the benefit of creditors, is insolvent, or is the subject of a voluntary or involuntary proceeding under any bankruptcy law or other law for the relief of debtors;

         (g) is not subject to any material condition, contingency, allowance, defense, dispute, off-set or counterclaim, and

         (h) otherwise constitutes collateral reasonably acceptable to Lender for borrowing purposes.

         "Eligible New Inventory" means Inventory of the Dealers that (a) is subject to a perfected, first priority Lien in favor of Lender, free from any other Lien other than those acceptable to Lender in its discretion, (b) is located at the Dealer's facilities listed on Exhibit E or any other location identified to Lender in writing by a Dealer, or was delivered to a retail purchaser within the last six business days, or was delivered within the last 10 business days under a purchase agreement for a lease transaction, or is located at or in transit to a boat show, (c) does not constitute Used Inventory or Eligible Parts Inventory, and (d) otherwise constitutes collateral reasonably acceptable to Lender for borrowing purposes.

         "Eligible Parts Inventory" means Parts of the Dealers that (a) are subject to a perfected, first priority Lien in favor of Lender, free from any other Lien other than those acceptable to Lender in its discretion, (b) are located at any of the Dealers' facilities listed on Exhibit E or any other location identified to Lender in writing by a Dealer, (c) do not constitute Eligible New Inventory or Used Inventory, and (d) otherwise constitute collateral reasonably acceptable to Lender for borrowing purposes.

         "Eligible Used Inventory" means Used Inventory of the Dealers that (a) is subject to a perfected, first priority Lien in favor of Lender, free from any other Lien other than those acceptable to Lender in its discretion, (b) is located at the Dealer's facilities listed on Exhibit E or any other location identified to Lender in writing by a Dealer, or was delivered to a retail purchaser within the last six business days, or was delivered within the last 10 business days under a purchase agreement for a lease transaction, or is located at or in transit to a boat show, (c) does not constitute Eligible New Inventory or Eligible Parts Inventory, and (d) otherwise constitutes collateral reasonably acceptable to Lender for borrowing purposes.

         "Environmental Law" means any Law or other authorization or requirement of any Governmental Body relating to actual or threatened emissions, discharges or releases of pollutants, contaminants, or hazardous or toxic materials, or otherwise relating to pollution or the protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder, as from time to time in effect.

         "Event of Default" means any of the events specified in Section 7.01 of this Agreement, provided any requirement for the giving of notice or lapse of time has been satisfied.


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         "Fixed Charges Coverage Ratio" means the ratio, calculated for Company and its Subsidiaries on a consolidated basis, of (a) pre-tax net income plus interest expense, to (b) interest expense plus amounts paid or scheduled to be paid on funded debt (excluding revolving loans financing Inventory and Accounts of Company and its Subsidiaries) and Capital Leases, all determined in accordance with GAAP. This ratio shall be measured for the most recent 12 month period.

         "GAAP" means generally accepted accounting principles applied on a consistent basis.

         "Governmental Body" means any governmental official, or state, commonwealth, federal, foreign, territorial, or other court or governmental body, including any subdivision, agency, department, commission, board, bureau or instrumentality.

         "Hazardous Materials" means any substances or materials subject to any Environmental Law, including without limitation materials listed in 49 C.F.R.
Section 172.101, hazardous waste as defined in the Clean Water Act, 33 U.S.C.
Section 1251 et seq., the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et seq. or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., explosive or radioactive materials, hazardous or toxic wastes or substances, petroleum or petroleum distillates, asbestos or material containing asbestos, or any other materials or substances designated as hazardous or toxic under any federal, state or local Law.

         "Interest Payment Date" means the 15th day of each calendar month, commencing January 15, 1999.

         "Inventory" means inventory and goods held for sale or lease in the ordinary course of business, raw materials, work in process, and materials used or consumed in the business; returned and repossessed goods; replacements and substitutions therefor; and Parts, additions and accessions relating thereto and all documents of title therefor.

         "Investment" means any acquisition of all or substantially all assets of any Person, or any acquisition of, or beneficial interest in, a material part of a partnership or membership interests, capital stock or other securities of any Person, or any advance or material capital contribution to or other material investment in any Person (except advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business).

         "Joinder Amendment" means an amendment to this Agreement to add parties to this Agreement, in the form attached hereto as Exhibit G.

         "Law" means any law, regulation, order or decree of any Governmental Body.

         "Lender" means Deutsche Financial Services Corporation, a Nevada corporation.

         "Leverage Ratio" means the ratio, calculated for the Company and its Subsidiaries on a consolidated basis, of total liabilities determined in accordance with GAAP, to Tangible Net Worth.

         "LIBOR" means, for any calendar month, the 30 day London Interbank Offered Rate published in the Midwest Edition (or, to the extent not printed in the Midwest Edition, any other edition) of the Wall Street Journal on the last Business Day of the preceding calendar month.

         "License" means any license, permit or other authorization by any Governmental Body or third Person necessary or appropriate for Company or any of its Subsidiaries to own or operate their businesses or Properties.

         "Lien" means any security interest, lien, pledge, encumbrance, charge or adverse claim of any kind, including without limitation any agreement to give or not to give any lien, or any conditional sale or other title retention agreement.

         "Litigation" means any proceeding, claim or investigation by or before any Governmental Body.


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         "Loan Papers" means this Agreement, and all financing statements, certificates, instruments and agreements delivered by any Person hereunder, as they are modified or extended in accordance with their terms.

         "Material Adverse Change" means a material and adverse change in Company's and its Subsidiaries financial condition, revenues, Properties or business operations taken as a whole, or ability to pay their Debts generally or ability to pay their Debts to Lender specifically.

         "Modified Borrowing Base" means the following for the Dealers, determined on a consolidated basis, following an Event of Default if Lender gives notice to Borrowers of the discontinuance of the Borrowing Base unless and until Lender agrees to reinstate the Borrowing Base pursuant to Section 2.01(b): the lesser of $25,000,000 or 80% of the net book value of Eligible Accounts.

         "Modified Borrowing Base Certificate" means a certificate in the form of Exhibit A

         "NADA Value" means, (i) while the Borrowing Base is in effect, the wholesale value published in the most recent NADA Boat Appraisal Guide, or (ii) following an Event of Default and termination of the Borrowing Base, the low wholesale value published in the most recent NADA Boat Appraisal Guide, but in each case if no value is available for the boat in such guide, then it shall be the comparable value published in the most recent BUC Used Boat Price Guide.

         "Operating Lease" means any operating lease or sublease, as defined in accordance with GAAP.

         "Parts" means service and repair parts and accessories for boats and boat trailers.

         "Person" means an individual, partnership, joint venture, corporation, limited liability company, trust, Governmental Body, association, unincorporated organization or other entity.

         "Plan" means any single employer plan, multiple employer plan or multi-employer plan, within the meaning of ERISA, established by Company or any of its Subsidiaries, or otherwise maintained at any time for any of Company's and its Subsidiaries' employees.

         "Prime Rate" means a fluctuating interest rate per annum equal to the highest of the prime, base or reference rates of interest announced publicly from time to time (whether or not charged in each instance) by The Chase Manhattan Bank (or any successor thereof) as such bank's prime, base, or reference rate. Such Prime Rate will change and take effect on the day when such change becomes effective.

         "Property" means all types of real, personal, tangible or intangible property.

         "Reinstatement of the Borrowing Base"means Lender's consent to cease making Advances under Section 2.01(b) and to reinstate the Borrowing Base pursuant to Section 2.01(a) (which consent Lender shall not unreasonably withhold) following the cure or other discontinuance of an Event of Default and request by any Borrower for reinstatement of the Borrowing Base.

         "Retail Paper" means chattel paper and other instruments arising from Company's or any Dealer's sale or lease of goods or provision of services in the ordinary course of business.

         "Rights" means rights, remedies, powers and privileges.

         "Solvent" means, with respect to any Person, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities (including Contingent Liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities


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mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small capital.

         "Subsidiary" means, as to any Person, any corporation or limited liability company at least 50% of whose securities having ordinary voting power (other than securities having such power only by reason of happening of a contingency) are owned by such Person, or one or more Subsidiaries of that Person, or a combination thereof.

         "Tangible Net Worth" means, calculated for Company and its Subsidiaries on a consolidated basis, shareholders' equity determined in accordance with GAAP, minus items treated as intangibles under GAAP, amounts owing by any employee, officer or other affiliate (excluding Brunswick Corporation and its Subsidiaries), and any other asset that cannot be identified as tangible to Lender's satisfaction.

         "Taxes" means all taxes, assessments, fees or other charges imposed by any Law or Governmental Body.

         "Termination Date" means December 15, 2002.

         "Used Inventory" means Inventory of the Dealers that has been (a) previously sold at retail, (b) registered, documented or titled in any state or jurisdiction, (c) purchased or acquired by the Dealers from a source other than the manufacturer, or (d) owned by the Dealers for more than two years (and in the case of Inventory covered by this clause (d), then the Dealers shall be deemed to have held owned Inventory as "Used Inventory" only from such two year date onward).

                                   ARTICLE II

                                    ADVANCES

         2.01.    ADVANCES.

         (a)      Borrowing Base Advances:

                  (i) Lender shall, subject to the terms and conditions set forth herein, make Advances to the Borrowers from time to time until the Termination Date, to fund the Dealers' acquisition of Inventory and for Company's general working capital and operational purposes ("Credit Facility"). Borrowers may borrow, repay and reborrow in accordance with this Agreement. In no event may total outstanding Advances exceed the Borrowing Base.

                  (ii) Borrowers may use the proceeds of Advances to fund the Dealers' acquisition of Inventory, for working capital purposes and for other purposes satisfactory to Lender. No more than $5,000,000 (unless real estate is pledged to Lender's satisfaction) may be outstanding at any time for Advances used by Company for other working capital purposes.

                  (iii) Lender will send Company statements from time to time listing the amount of each Advance. If Borrowers do not agree with a statement, they must immediately notify Lender in writing of the objections. Borrowers' failure to notify Lender of an objection within 10 business days shall constitute an acceptance of the statement.

                  (iv) In lieu of a promissory note or other instrument evidencing the indebtedness hereunder, Lender will maintain records reflecting Borrowers' outstanding indebtedness. Failure to make notation of any Advance, however, will not affect the obligations of Borrowers. Entries in such records will be presumed correct, absent manifest error.

         (b) Elimination of Borrowing Base. Following the occurrence of any Event of Default and during the continuance of any Event of Default, Lender may give Borrower notice that it intends to cease making Advances against the Borrowing Base pursuant to Section 2.01(a) hereof and Lender will thereafter make only Committed Advances for New Inventory, unit specific advances for Eligible Used Inventory, and Advances against Accounts under the Modified Borrowing Base; provided, however, Lender may not agree to make any further Advances.


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Following any Event of Default if Lender agrees to make further Advances and if during the continuance of such Event of Default Lender delivers a notice of the discontinuance of the Borrowing Base, then, subject to the remainder of this Agreement including Subsection 2.03(e), the following shall apply unless and until Reinstatement of the Borrowing Base :

                  (i) the outstanding Debt owed to Lender shall be apportioned as follows:

         (A) then-owned units of Eligible New Inventory will be assigned Debt equal to one hundred percent (100%) of Dealer's cost (including freight);

         (B) then-owned Eligible Used Inventory will be assigned Debt equal to eighty percent (80%) of NADA Value;

         (C) then-owned Eligible Parts Inventory will be assigned Debt equal to fifty percent (50%) of the aggregate cost (excluding freight) of all such Eligible Parts Inventory;

         (D) the difference between (1) the outstanding Debt owed to Lender and
         (2) the sum of the assigned Debt for then-existing Eligible New Inventory, then-existing Eligible Used Inventory and then-existing Parts Inventory pursuant to Subsections 2.01(b)(i)(A)-(C) above, will be assigned as the Debt owed to Lender against the Eligible Accounts.

                  (ii) any additional Advances Lender may agree to make will be as follows:

         (A) Lender will make Committed Advances to Approved Vendors at one hundred percent (100%) of the invoice price (including freight) to Dealer of New Inventory purchased directly from Approved Vendors and send to Borrowers a statement of transaction verifying the terms of such Committed Advance ("Statement of Transaction") other than the interest rate on such Committed Advances, which interest shall be as set forth in Section 2.04 hereof, and each such Statement of transaction will be incorporated herein by reference and constitute and addendum hereto;

         (B) Lender may make additional Advances against Eligible Used Inventory not to exceed $25,000,000 at eighty percent (80%) of NADA Value;

         (C) Lender will not make any further Advances against Parts;

         (D) Lender will make Advances at eighty percent (80%) of the net book value of Eligible Accounts under the Modified Borrowing Base.

         2.02. MAKING ADVANCES. Company shall notify Lender at least one Business Day prior to any proposed Advance; such notification may be oral, but may be confirmed by Lender by telecopy or in writing by the date of the Advance (and each Dealer hereby appoints the Company as its agent to make such borrowing requests on its behalf and take all necessary actions related thereto and agrees to be bound by such borrowing requests as if each Dealer had made such borrowing requests itself). Following the occurrence of any Event of Default, if Lender agrees to make further Advances as specified in Subsection 2.01(b) above, any Approved Vendor may contact Lender directly for approvals constituting Committed Advances, and Lender will disburse the proceeds of Advances under such approvals directly to the Approved Vendor. Other Advances will be disbursed to Company to an account or address specified by it. Lender may assume that the proceeds of Advances are being used by the Dealers to acquire Inventory, unless Company notifies Lender to the contrary at the time that the Advance is being made.
Each date of borrowing must be a Business Day.

         2.03.    PREPAYMENT AND REPAYMENT OF ADVANCES.

         (a) COLLECTIONS. Borrowers may, until receipt of notice from Lender following an Event of Default, take and use all remittances received on Accounts. Lender during the continuance of any Event of Default may notify any account debtor of the assignment of Accounts and collect the same. All proceeds received or collected by Lender with respect to Accounts shall be applied in payment of amounts payable under the Credit Facility once such funds constitute collected funds. Lender may release to Borrowers (rather than applying to the payment of amounts due under the Credit Facility) such portions, or none, of such proceeds as Lender may reasonably determine in its discretion.

         (b) Borrowers may terminate the Credit Facility, upon 90 days prior written notice to Lender, and on the date specified for termination of the Credit Facility, all outstanding Advances, accrued interest and charges, and other amounts owing to Lender will be due and payable in full.


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         (c) In no event may the amount of outstanding Advances (including
Committed Advances for which Dealers have received the applicable Inventory) exceed (i) the current Borrowing Base, or, (ii) following any Event of Default, delivery by Lender of a notice of discontinuance of the Borrowing Base and unless and until Reinstatement of the Borrowing Base, the Credit Facility Limit, including Advances against Eligible Accounts, which Advances against Eligible Accounts may not exceed the Modified Borrowing Base. Concurrently with delivery of each Borrowing Base Certificate hereunder, Borrowers shall repay a principal amount of Advances equal to any such excess.

         (d) Company and each Dealer acknowledges and agrees that each is jointly, severally and unconditionally liable for all Advances, accrued interest and charges and all other amounts owing to Lender under this Agreement, regardless of which entity requested the financing or received the funds and regardless of whether such Advances, accrued interest and charges and other amounts owing to Lender exist as of the date of this Agreement or hereafter arise. Lender is authorized (in its reasonable discretion) to demand payment and performance of obligations hereunder from any entity executing this Agreement, in any order. Lender may from time to time modify, waive or release the obligations of any Borrower, release or impair any security for the performance of obligations of any such Borrower, or otherwise take or omit to take any action with respect to any such Borrower or this Agreement, in every case without affecting the liability of any other Borrower.

         (e) Following the occurrence of any Event of Default, if Lender gives Borrowers notice of the discontinuance of the Borrowing Base and unless and until Reinstatement of the Borrowing Base, Borrowers will thereafter repay the principal Debt owed to Lender: (i) on then-owned and thereafter acquired New Inventory and Used Inventory, on the earliest occurrence of any of the following events: (A) when such Inventory is lost, stolen or damaged; (B) when such Inventory is sold, transferred, rented, leased, or otherwise disposed of; (C) in strict accordance with any curtailment schedule or maturity set forth on any Statement of Transaction for such Inventory; (D) three hundred sixty-five (365) days after Dealer's acquisition of such Inventory; and (E) when otherwise required under the terms of any financing program agreed to in writing between Lender and Borrowers; (ii) on then-owned Parts, three hundred sixty-five (365) days after the date of such notice of discontinuance of the Borrowing Base; and
(iii) on Accounts, pursuant to the Modified Borrowing Base.

         2.04. INTEREST ON ADVANCES. Advances shall bear interest at a per annum rate equal to LIBOR plus 1.75%. Accrued interest is due and payable on each Interest Payment Date. During the existence of an Event of Default, at the option of Lender, amounts owing hereunder shall bear interest at a per annum rate equal to LIBOR plus 4.75%, due and payable on demand.

         2.05. COMPUTATIONS AND MANNER OF PAYMENTS. Interest will be calculated on a simple interest basis for a year of 360 days, based on actual days elapsed. If any payment is due on a date that is not a Business Day, the due date will be extended to the next Business Day. Lender may, at any time and without notice to Borrowers, apply monies received in payment of Borrowers' obligations in such order of application as Lender shall determine. All payments shall be made in United States dollars and without set-off, counterclaim or other defense. Borrowers specifically agree that they will not delay payment of any obligations to Lender, or assert any defense or set-off with respect to said obligations, on account of a dispute between Company or one of its Subsidiaries and the vendor or manufacturer of any Inventory.

         2.06 ASCERTAINMENT OF RATE; LIBOR UNASCERTAINABLE. If adequate and reasonable means do not exist for ascertaining the LIBOR Rate, Lender shall promptly give notice of such determination to Borrower, and any notice of new Advances previously requested by Borrowers and not yet borrowed shall be deemed a notice to make an Advance bearing interest at the Prime Rate minus Seventy-five One-hundredths of one percent (.75%) per annum.


                                   ARTICLE III

                              CONDITIONS PRECEDENT


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         3.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this
Agreement is subject to fulfillment of the following conditions precedent:

         (a) Lender shall be satisfied, in its reasonable discretion, with Company's and each Dealer's financial condition, Properties, business, affairs or prospects as of the effective date.

         (b) Borrowers shall have executed and delivered to Lender all of Borrowers' Loan Papers, in form and substance satisfactory to Lender.

         (c) The Dealers shall have delivered such financing statements and lien filings as Lender shall request to record and perfect the Liens granted to Lender under the Loan Papers. Lender shall have received such UCC and Lien search reports as it shall deem appropriate to evidence that its Liens on the Consolidated Collateral are first priority Liens, subject only to other Liens acceptable to Lender in its sole discretion.

         (d) Lender shall have received a certificate of a duly authorized officer of Company in the form attached hereto as Exhibit H, certifying that (i) no Default or Event of Default exists to the best of the knowledge of the officer executing the certificate, (ii) the representations and warranties set forth in Article V hereof are true and correct in all material respects, and
(iii) Borrowers have complied with all agreements and conditions to be complied with by it under the Loan Papers by such date.

         (e) Lender shall have received a certificate of the secretary of each of Borrowers, certifying (i) that attached copies of its articles of incorporation, bylaws or other organizational documents are true and complete, and in full force and effect, without amendment except as shown, (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Papers is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to this loan transaction, and
(iii) to the incumbency, name and signature of each officer or representative authorized to sign the Loan Papers on behalf of the entity. Lender may conclusively rely on this certificate until it is otherwise notified by Borrowers in writing.

         (f) Lender shall have received an opinion of counsel to Borrowers (i) that Borrowers have full power and authority to execute and deliver the Loan Papers; (ii) that the Loan Papers constitute the legal, valid and binding respective obligations of Borrowers, enforceable in accordance with their terms; and (iii) as to such other matters, and otherwise in form and substance, satisfactory to Lender.

         (g) Lender shall have received evidence of insurance as required under Sections 4.03 and 6.09 hereof.

         (h) Lender shall have received evidence satisfactory to it that Borrowers are duly organized, validly existing and in good standing in their respective jurisdiction of organization, and are duly qualified and in good standing in all other appropriate jurisdictions.

         (i) All proceedings of Borrowers taken in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to Lender. Lender shall have received copies of all documents or other evidence that it may reasonably request in connection with such transactions.

         (j) Lender shall have received such documents, consents, approvals and authorizations as Lender reasonably deems necessary in its discretion.

         3.02. REQUESTS FOR ADVANCES. Each request for an Advance and each funding of an Advance by Lender (including the disbursement of an Advance directly to an Approved Vender) shall constitute a representation by Borrowers that on each of the dates of the request and funding, the following are true:

         (a) the representations and warranties contained in Article V hereof are true and correct in all material respects on such date, as though made on and as of such date, and

         (b) no event has occurred or exists, or would result from such Advance, that could constitute a Default or Event of Default.

Lender may condition any Advance upon Lender's receipt, in form and substance acceptable to it, of such other information as it may reasonably deem necessary or appropriate. Notwithstanding the foregoing, even if the foregoing conditions are not satisfied on the applicable disbursement date, Lender may (but shall not be required to) fund an Advance that was agreed to when such conditions were satisfied, without being deemed to have waived any conditions precedent nor to have established any course of dealing.



                                   ARTICLE IV

                                SECURITY INTEREST

         4.01. SECURITY INTERESTS IN COLLATERAL. As security for all present and future obligations of Borrowers to Lender, whether or not arising under this Agreement, and of whatever kind, now due or to become due, absolute or contingent, joint or several, each Dealer hereby grants to Lender a continuing security interest and Lien on the following assets of each Dealer, whether now owned or hereafter acquired and wherever located (collectively, "Collateral"):

         (a) all of Dealer's Accounts;

         (b) all of Dealer's Inventory;

         (c) all of Dealer's other goods, equipment, fixtures and furniture;

         (d) all insurance policies and proceeds relating to the foregoing; all books and records relating to the foregoing; and all proceeds and products of the foregoing.

         4.02. DUTIES RELATING TO COLLATERAL. So long as this Agreement is in effect or any amounts are owing to Lender, Borrowers agree that they shall:

         (a) Keep accurate and complete records of the Consolidated Collateral; keep all books and records relating to the Consolidated Collateral at Company's address specified under or pursuant to Section 5.06 hereof; and provide at least 30 days advance written notice to Lender of any change in the location of any such books and records;

         (b) Promptly report and pay all Taxes and other charges against the Consolidated Collateral; maintain a perfected, first priority Lien in favor of Lender in the Consolidated Collateral, subject only to other Liens permitted hereunder; and discharge all other Liens that from time to time attach to or are asserted against the Consolidated Collateral;

         (c) Pay all transportation and storage charges on the Consolidated Collateral; and pay all rents and other amounts, if any, for the use of premises on which any of the Consolidated Collateral is kept; and

         (d) Take all actions appropriate for the collection and enforcement of Accounts, and for the perfection of any liens securing Accounts; permit Lender upon reasonable request to contact Account obligors to verify information provided by Borrowers, and assist Lender in such verification process; and after a Default or Event of Default, not adjust, settle or compromise the amount, payment or performance of any obligations relating to Accounts, without the prior consent of Lender.


         4.03. INSURANCE OF COLLATERAL. Borrowers shall keep all Inventory insured for full value against all insurable risks, on terms and with insurers reasonably acceptable to Lender, and with Lender as the loss payee, assignee or additional insured, as appropriate. Company shall provide notice to Lender in writing at least 10 days before changing or canceling any policy. Each policy shall require the insurer to give not less than 30 days prior written notice to Lender of cancellation, and shall provide that Lender's interest will not be impaired by any act or neglect of Borrowers or any other Person nor by any use of the premises for purposes more hazardous than are permitted by the policy.

         4.04. FURTHER ASSURANCES. Company shall, and shall cause the Dealers to, execute such financing statements and other instruments and agreements, and shall take such actions, as Lender shall request from time to time to evidence or perfect any Lien granted under the Loan Papers. Unless prohibited by Law, Dealers authorize Lender to execute and file any financing statement or other instrument or agreement on behalf of Dealers for the foregoing purposes. The parties agree that a copy of this Agreement, or any financing statement may be filed as a financing statement in any appropriate jurisdiction, to the extent permitted by Law.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         Borrowers represent and warrant that the following are true and correct:

         5.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Company and Dealers is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Each of Company and Dealers is qualified to do business in all jurisdictions where the nature of its business or Properties require such qualification.

         5.02. DUE AUTHORIZATION; VALIDITY. The Board of Directors of Borrowers have duly authorized the execution, delivery and performance of its Loan Papers. No consent of any shareholders of Borrowers is required as a prerequisite to the validity and enforceability of its Loan Papers. Borrowers have full legal right, power and authority to execute, deliver and perform under its Loan Papers. Such Loan Papers constitute the legal, valid and binding obligations of Borrowers, enforceable in accordance with their terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or similar Laws or principles of equity affecting creditors' rights generally).

         5.03. CONFLICTING AGREEMENTS AND OTHER MATTERS. The execution or delivery of any Loan Papers, and performance thereunder, do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien on any Properties of Company or any Dealer under, or require any consent, approval or action by or notice to any Governmental Body or other Person (other than consents already obtained) pursuant to, the articles of incorporation, bylaws or other organizational documents of Company or any Dealer, or any Law or material agreement to which Company, any Dealer or any of their Properties is subject.

         5.04. FINANCIAL STATEMENTS; SOLVENCY. The financial statements of Company and its Subsidiaries delivered to Lender fairly present Company's and its Subsidiaries' results of operation, and Company's and its Subsidiaries financial conditions as of the dates and for the periods shown, all in accordance with GAAP. Company's financial statements (and notes thereto) reflect all material liabilities, direct and contingent, of Company and its Subsidiaries that are required to be disclosed in accordance with GAAP. None of Company and its Subsidiaries has material Contingent Liabilities, liabilities for Taxes, forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are not reflected in such financial statements. Each of Company and Dealers is Solvent.

         5.05. LITIGATION. Except as disclosed to Lender on Exhibit D attached hereto, there is no pending or threatened action, suit or proceeding affecting Company or its Subsidiaries before any court, governmental authority, arbitrator or mediator which if adversely determined may result in a Material Adverse Change.

         5.06. PRINCIPAL PLACE OF BUSINESS. Company's chief executive office and the principal place of business is located at 18167 US Highway 19 North, Suite 499, Clearwater, FL 33764. Dealer MarineMax of New Jersey, Inc.'s chief executive office and principal place of business is located at 600 Bay Avenue, Somers Point, NJ 08244.

Borrowers' records concerning the Collateral are kept at Company's chief executive office, or will be kept at such other place that Borrowers inform Lender of not less than 30 days in advance of relocation.

         5.07 LOCATION OF COLLATERAL. Exhibit E describes the locations where any of the Collateral is located or stored as of the date hereof, and will be kept at no other place other than boat shows or other locations in connection with the marketing of Inventory by Dealer or in transit to boat shows or such other marketing related locations, unless Borrower informs Lender not less than 10 days in advance of relocation.

         5.08 REAL PROPERTY. Borrowers do not own or lease any real property, except as set forth on Exhibit F attached hereto or as Borrowers inform Lender from time to time in writing.

         5.09 WARRANTIES AND REPRESENTATIONS-ACCOUNTS. For each Account listed on any Borrowing Base Certificate, Borrowers warrant and represent to Lender that at all times: (a) such Account is genuine; (b) such Account is not evidenced by a judgment or promissory note or similar instrument or agreement;
(c) to the best of Borrower's knowledge, each such Account arising from a retail sale of Inventory represents a bona fide transaction completed in accordance with the terms of the invoices and purchase orders relating thereto; (d) to the best of Borrowers' knowledge, the goods sold or services rendered to a retail customer which resulted in the creation of such Account have been delivered or rendered to and not rejected by the account debtor; (e) the amounts shown on the Borrowing Base Certificate, a Dealer's books and records and all invoices and statements delivered to Lender with respect thereto are owing to such Dealer and are not contingent; (f) to the best of Borrowers' knowledge, there are no offsets, counterclaims or disputes existing or asserted with respect thereto and neither Borrower has made any agreement with the account debtor for any deduction or discount of the sum payable thereunder except regular discounts allowed by Borrowers in the ordinary course of their business for prompt payment; (g) to the best of Borrowers' knowledge, there are no facts or events which in any way impair the validity or enforceability thereof or reduce the amount payable thereunder from the amount shown on the Borrowing Base Certificate, any Borrower's books and records and the invoices and statements delivered to Lender with respect thereto; (h) to the best of Borrowers' knowledge, all persons acting on behalf of the account debtor thereon have the authority to bind the account debtor; (i) the Accounts arising from goods sold or transferred giving rise thereto are not subject to any Lien, claim, encumbrance or security interest which is superior to that of Lender; (j) such Account is subject to Lender's perfected, first priority security interest and is not subject to any other Lien other than a Lien permitted by Lender in its discretion; and (k) there are no proceedings or actions known to any Borrower which are threatened or pending against the account debtor thereon which might result in any material adverse change in such account debtor's financial condition.

         5.10 WARRANTIES AND REPRESENTATIONS-INVENTORY & PARTS. For each item of Inventory and Parts listed by Borrowers on any Borrowing Base Certificate, Borrowers covenant, warrant and represent to Lender that at all times: (a) all Inventory and Parts will be kept only at the locations permitted by Section 5.07 above; (b) Borrowers now keep and will keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and Parts, Borrower's cost therefor and the selling price thereof, the daily withdrawals therefrom and the additions thereto; (c) Parts and Inventory are not and will not be stored with a bailee, repairman, warehouseman or similar party without Lender's prior written consent, which consent shall not be unreasonably withheld; (d) Borrowers will pay all taxes, rents, business taxes, and the like on the premises where the Inventory and Parts are located; and (e) Borrowers will not lend, demonstrate, pledge, consign, transfer or secrete any of the Inventory or Parts or use any of the Inventory or Parts for any purpose other than exhibition and/or demonstration for sale to buyers in the ordinary course of business, without Lender's prior written consent which consent shall not be unreasonably withheld.

         5.11 LAWS REGULATING INCURRENCE OF DEBT. No proceeds of any Advance will be used directly or indirectly to acquire any securities, without the prior written consent of Lender. No Advance will be used to purchase or carry margin stock (as defined in applicable Federal Reserve regulations), nor to extend credit to others to do so. None of Company or its Subsidiaries is subject to regulation under any Law that prohibits or restricts its incurrence of Debt in any material respect.

         5.12. LICENSES, TITLE TO PROPERTIES, ETC. Each of Company and Dealers possesses all material Licenses and is not in violation thereof in any material respect. Each of Company and Dealers has full power, authority and legal right to own and operate its Properties, and to conduct its business. Each of Company and Dealers has good and indefeasible title (fee or leasehold, as applicable) to its Properties, subject to no Lien of any kind, except as permitted hereunder. None of Company nor any Dealer is in violation of its articles of incorporation, bylaws or other organizational documents, any award of any arbitrator, or any Law or material agreement to which Company, any Dealers or any of their Properties is subject. No business or Property of Company or any Dealer is affected by any strike, lock-out or other labor dispute, material casualty, earthquake, embargo or act of God.

         5.13. OUTSTANDING DEBT AND LIENS. Company and Dealers have no outstanding Debt, Contingent Liabilities or Liens, except as expressly permitted hereunder.

         5.14. TAXES. Each of Company and Dealers has filed all Tax returns and reports which are required to be filed, and has paid all Taxes, to the extent due and payable. All Tax liabilities of Company and Dealers are adequately provided for on their books (including interest and penalties) and adequate reserves have been established therefor in accordance with GAAP. Except as disclosed to Lender, no taxing authority has notified Company or any Dealer of any material deficiency in a Tax return nor asserted any material Tax liability in excess of that already paid.

         5.15. EMPLOYEE BENEFITS. All employee benefits are provided in accordance with all applicable Laws. Each Plan satisfies the minimum funding standards under all applicable laws, and has no accumulated deficiency. None of Company or its Subsidiaries has incurred any withdrawal liability nor engaged in any prohibited transaction with respect to a Plan. None of Company or its Subsidiaries has failed to make any payment to a Plan as required under applicable laws, and no reportable event (as defined under ERISA) has occurred. None of Company or its Subsidiaries has received any notice from any Governmental Body or administrator of any potential termination of a Plan, and no circumstance or event exists that could constitute grounds for the termination of or appointment of a trustee to administer any Plan.

         5.16. ENVIRONMENTAL LAWS. Company has delivered to Lender copies of all environmental studies and reports conducted or received by Company or any Dealer in connection with any of their Properties. All Licenses have been obtained or filed that are required under any Environmental Laws, unless the failure to obtain or file same could not result in a Material Adverse Change. No Hazardous Materials are generated or produced at or in connection with any Properties or operations of Company or any Dealer, and no Hazardous Materials in any material amounts are released onto any Properties of Company or any Dealer.

         5.17. DISCLOSURE. None of Company nor any Dealer has made a material misstatement of fact, or failed to disclose any fact necessary to make the facts disclosed not misleading, to Lender during the course of application for and negotiation of this Agreement, otherwise in connection with any transactions contemplated hereby. There is nothing known to Company or any Dealer that could materially adversely affect Company's or any Dealer's financial condition, Properties or business operations, or that could result in a Material Adverse Change, which is not set forth herein or in notices hereafter delivered to Lender.

                                   ARTICLE VI

                                    COVENANTS

         So long as this Agreement is in effect or any amounts are owing to Lender, Borrowers agrees as follows:

         6.01. FINANCIAL COVENANTS; GUARANTIES.

         (a) Company shall maintain a Current Ratio of at least: (i) 1.10 to 1 for the period from October 1 through June 30 of each year and (ii) 1.20 to 1 for the period from July 1 through September 30 of each year.

         (b) Company shall maintain a Leverage Ratio of not more than: (i) 5.5 to 1 at the end of each calendar month for the period from January through June of each year, and (ii) 2.75 to 1 at the end of each calendar month for the period from July through December of each year.

         (c) Company shall maintain an Fixed Charges Coverage Ratio of at least
1.0 to 1 at the end of each month.

         6.02. DEBT; OPERATING LEASES. Company shall not, and shall not permit any Dealer to, incur, assume or be liable in any manner for any Debt without the consent of Lender, which consent shall not be unreasonably withheld, except (a) Debt under the Loan Papers, (b) existing Debt shown on Exhibit B hereto, (c) any Debt obligation to finance the acquisition of marine related Inventory by Subsidiaries that are not Dealers, (d) Capital Leases and Debt incurred to acquire equipment used in Company's or the Subsidiary's business (including refinancings thereof), (e) Debt, other than for the acquisition of marine related Inventory, incurred, assumed or otherwise owing by Company or its Subsidiaries that are not Dealers in connection with a marine related acquisition or a marine related merger, (f) other Debt subordinated to repayment of amounts owing hereunder on terms reasonably satisfactory to Lender, and otherwise acceptable to Lender in its reasonable discretion, and (g) trade payables incurred and paid in the ordinary course of business. Company and Dealers shall not enter into or be party to Operating Leases requiring total rental payments during any fiscal year in excess of $4,000,000 in the aggregate.

         6.03. CONTINGENT LIABILITIES. Company shall not, and shall not permit any Dealers to, incur, assume or be liable in any manner for any Contingent Liabilities without the consent of Lender, which consent shall not be unreasonably withheld, except (a) those resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, or (b) Contingent Liabilities of Company relating to Debt secured solely by real property of Company and its Subsidiaries, and in existence on the date hereof,
(c) existing Contingent Liabilities shown on Exhibit B hereto, (d) Contingent Liabilities of Company created in connection with an acquisition or merger, as approved by Lender in its reasonable discretion, and (e) Contingent Liabilities of Company for obligations of its direct or indirect wholly-owned Subsidiaries.

         6.04. LIENS. Company shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist any Lien upon any of its Properties without the consent of Lender, which consent shall not be unreasonably withheld, except (a) Liens hereunder, (b) Liens securing Debt, as shown on Exhibit B hereof, (c) Liens effected by or relating to Capital Leases or other Debt permitted under Section 6.02(c) and (d) hereof, encumbering only the assets leased thereunder or acquired with proceeds thereof, (d) Liens satisfactory to Lender securing Debt or Contingent Liabilities permitted under Section 6.02(e) or (f) hereof, or Section 6.03(b) hereof, and (e) Tax, mechanics' and materialmen's Liens relating to amounts that are not yet due and payable, or that are being contested in good faith by appropriate proceedings, for which adequate reserves have been established.

         6.05. AMENDMENT OF ORGANIZATIONAL DOCUMENTS. Borrowers shall not, amend or modify, or permit the amendment or modification of, their articles of incorporation, bylaws or other organizational documents in any material respect, without the prior written consent of Lender (which will not be unreasonably withheld).

         6.06. LAWS, LICENSES AND MATERIAL AGREEMENTS.

         (a) Borrowers shall obtain and comply in all material respects with all applicable Laws and Licenses. Borrowers shall maintain all Plans such that the representation and warranty in Section 5.15 hereof is true at all times.

         (b) Borrowers shall maintain and comply in all material respects with all material agreements necessary or appropriate for their businesses and Properties, other than defaults arising under due on sale clauses in mortgages and deeds of trust securing the Debt shown on Exhibit B hereto.

         6.07. DISPOSITION OF ASSETS. Borrowers shall not sell, transfer, encumber or lease any of their assets without the consent of Lender, which consent shall not be unreasonably withheld, except (a) sales or leases of Inventory in the ordinary course of business, (b) dispositions of obsolete or useless assets by Dealers (with the proceeds thereof being paid by Dealers to Lender following an Event of Default and delivery by Lender of a notice of discontinuance of the Borrowing Base for application against the outstanding Advances), (c) transfers of Assets between wholly-owned Subsidiaries of Company (provided however, that following an Event of Default and delivery by Lender of a notice of discontinuance of the Borrowing Base, and unless and until reinstatement of the Borrowing Base, a transfer of Inventory to another wholly-owned Subsidiary of the Company that is not a Dealer shall be deemed a sale for which payment is due in full), and (d) dispositions of Retail Paper in the ordinary course of business. Upon any sale of Retail Paper by any of the Dealers in the ordinary course of business to a third party for new value, Lender's Liens in such Retail Paper shall be automatically released, without any further action by Lender.

         6.08. MERGERS; INVESTMENTS; BUSINESS. Borrowers shall not merge into, consolidate with or make any Investment in any Person, permit any other Person to merge into or consolidate with it, without Lender's prior written consent (which consent shall not be unreasonably withheld), except mergers or consolidations of a Dealer with or into Company or another wholly-owned Subsidiary of Company. Lender expressly acknowledges that it is Company's growth strategy to pursue strategic acquisitions that are beneficial to its business.

         6.09. INSURANCE. Except as otherwise required by Section 4.03 hereof, Borrowers shall (a) keep its insurable Properties adequately insured at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, (b) maintain in full force and effect public liability and workers compensation insurance, in amounts customary for such similar companies to cover normal risks, by insurers satisfactory to Lender, and (c) maintain such other insurance as may be required by Law or reasonably requested by Lender. Company shall deliver evidence of renewal of each insurance policy on or before the date of its expiration, and from time to time shall deliver to Lender, upon demand, evidence of the maintenance of such insurance. Company shall promptly deliver to Lender copies of all reports provided to insurers by Borrowers.

      6.10. INSPECTION RIGHTS; VERIFICATION OF ACCOUNTS. Borrowers shall permit Lender, upon reasonable notice and during normal business hours, to (a) account for and inspect all Collateral; (b) verify Borrowers' compliance with this Agreement; and (c) review, examine, check, test and make copies of Borrowers' books, records, files and business procedures and practices. Lender may, with notice to Company and at any reasonable time or times hereafter (but no more than four (4) times per calendar year absent an Event of Default), verify the validity, amount or any other matter relating to any Account by mail, telephone, or other means, in the name of any Borrower or Lender. Borrowers may notify their customers that Lender may periodically verify the balance of any Account.

         6.11. RECORDS; CHANGES IN GAAP; YEAR 2000 COMPATIBILITY. Company shall, and shall cause its Subsidiaries to, keep adequate books and records in conformity with GAAP. Company shall not change its fiscal year nor change, or permit any of its Subsidiaries to change, its method of financial accounting except in accordance with GAAP. In connection with any change in accounting methods resulting from a change in GAAP, Company and Lender shall make appropriate alterations to the covenants set forth in Section 6.01 hereof, reflecting such change. Company shall take all reasonable action necessary to assure that its and its Subsidiaries' computer-based systems are able to materially operate and materially effectively process data having dates on or after January 1, 2000.


         6.12. REPORTING REQUIREMENTS. Company shall furnish to Lender:

         (a) By the 15th day of each month, (i) a Borrowing Base Certificate prepared on a consolidated basis for Company and the Dealers as of the close of business for the preceding month and accompanied by detailed Inventory aging, accounts payable aging and accounts receivable aging reports, in form and substance satisfactory to Lender and certified as true and complete by an officer of Company, or, if applicable, a Modified Borrowing Base Certificate prepared on a consolidated basis for Company and the Dealers as of the close of business for the preceding month and accompanied by a detailed accounts receivable aging report, in form and substance satisfactory to Lender and certified as true and complete by an officer of Company (and each Dealer hereby appoints Company as its agent to execute Borrowing Base Certificates and agrees to be bound by such Borrowing Base Certificates as if each Dealer had executed such Borrowing Base Certificate itself);

         (b) As soon as available and in any event within 20 days after the end of each month, a balance sheet and statement of income of Company and its Subsidiaries for such month and for the portion of the fiscal year ending with such month, prepared on a consolidated basis in accordance with GAAP in reasonable detail, and certified by an officer of Company in the form attached hereto as Exhibit I as fairly presenting the financial condition and results of operations of Company and its Subsidiaries, together with a Compliance Certificate;

         (c) As soon as available and in any event within 120 days after the end of each fiscal year of Company, an audited balance sheet and statements of income and cash flows of Company and its Subsidiaries for such fiscal year, prepared on a consolidated basis in accordance with GAAP in reasonable detail and accompanied by an unqualified opinion of independent certified public accountants acceptable to Lender, together with a Compliance Certificate;

         (d) Promptly upon receipt thereof, copies of all material reports or letters submitted to Company or any of its Subsidiaries by any auditors or accountants in connection with any annual, interim or special audit;

         (e) As soon as possible but at least 60 days prior to the commencement of each fiscal year, a business plan of Company and its Subsidiaries for such year as a whole and by calendar month, including a projected balance sheet and income statements, accompanied by a statement of assumptions and certified by an officer of Company in a manner reasonably acceptable to Lender;

         (f) Promptly upon the filing thereof, copies of all filings made by Company or any of its Subsidiaries with the Securities and Exchange Commission;

         (g) As soon as possible and in any event within five Business Days after knowledge thereof by an officer of Company, a notice of the occurrence of any material Default or Event of Default, setting forth the details thereof, and the action being taken or proposed to be taken with respect thereto;

         (h) As soon as possible and in any event within five Business Days, notice of any Litigation pending or threatened against Company or any of its Subsidiaries which, if determined adversely, could result in a Material Adverse Change, together with a statement of an officer of Company describing the allegations of such Litigation, and the action being taken or proposed to be taken with respect thereto;

         (i) Promptly after filing or receipt thereof, copies of all reports and notices that Company or any Dealer furnishes to or receives from any holders of any Debt or Contingent Liability relating to a material breach, default or event of default thereunder, or otherwise relating to any event or circumstance that could result in a material Default or material Event of Default; and

         (j) Promptly upon request, such information concerning the Borrowing Base, Accounts, Inventory, Company's or any Dealer's financial condition, Properties, business, affairs or prospects, and other matters, as Lender may from time to time reasonably request.

         6.13. TRANSACTIONS WITH AFFILIATES. Except as permitted herein, Company shall not, and shall not permit any of its Subsidiaries to, enter into or be party to a transaction with an Affiliate (except Company or a direct or indirect wholly-owned Subsidiary of Company), except on terms no less favorable than could be obtained on an arm's-length basis with a Person that is not an Affiliate. Company shall not, and shall not permit any of its Subsidiaries to, make any loans or advances to any of its officers, shareholders or other Affiliates (except a direct or indirect wholly-owned Subsidiary of Company or to Brunswick Corporation or any of its Subsidiaries in the ordinary course of business), except advances made for customary travel expenses incurred in the conduct of Company's business. Company shall not, and shall not permit any of its Subsidiaries to, make any loans or advances to any Subsidiary of Company, unless such Subsidiary is directly or indirectly wholly-owned by Company.


                                   ARTICLE VII



                                EVENTS OF DEFAULT

         7.01. EVENTS OF DEFAULT. Each of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of Law or otherwise:

         (a) Borrowers shall fail to pay any principal of One Hundred Thousand Dollars ($100,000.00) or greater owing hereunder within 2 Business Days after the due date therefor; or Borrowers shall fail to pay any principal of less than One hundred Thousand Dollars ($100,000.00) or any interest or other amounts payable under any Loan Papers within 15 days after the due date therefor;

         (b) Any material representation or warranty of any Borrower made in connection with this Agreement or any transactions contemplated hereby shall be incorrect or misleading in any material respect when given;

         (c) Any Borrower shall fail to perform or observe any other term or covenant contained in any of their respective Loan Papers, and such default shall not be cured within 30 days after the earlier of knowledge thereof by an officer of such Borrower, or after written notice of the default is delivered by Lender to Company, but if the default is subject to cure and the cure is being diligently pursued by appropriate means at the end of such 30 days, then such Borrower, shall have an additional 30 days thereafter to complete the cure;

         (d) Any material provision of any Loan Papers shall, for any reason, not be valid and binding on any Borrower; any Borrower shall not have been Solvent when it delivered this Agreement to Lender; or any breach, default or event of default shall occur or exist under any Loan Papers after any applicable grace period;

         (e) Any of the following shall occur: (i) Company or any Dealer shall make an assignment for the benefit of creditors, be insolvent or unable to pay its debts as they come due, or cease to be Solvent; (ii) Company ceases doing business as a going concern; (iii) any Dealer shall cease doing business as a going concern without the consent of Lender, which consent shall not be unreasonably withheld; (iv) Company or any Dealer shall petition any Governmental Body for the appointment of a trustee, receiver or liquidator of it or any of its assets, or shall commence any proceedings under any bankruptcy, reorganization, insolvency, moratorium, liquidation or other debtor relief Laws;
(v) any petition shall be filed, or any such proceedings shall be commenced, against Company or any Dealer under any such Laws, or an order, judgment or decree shall be entered approving such petition or appointing any trustee, receiver or liquidator for Company or any Dealer, or any of their assets; or
(vi) any final order, judgment or decree shall be entered decreeing Company's or any Dealer's dissolution, split-up or divestiture of assets;

         (f) Any of the following shall occur: (i) Any lender(s) under any of the real estate Debt shown on Exhibit B hereto shall declare such Debt due and payable prior to its stated maturity as a result of breach of a due-on-sale clause, and such action shall result in a Material Adverse Change; (ii) Company or any Dealer shall fail to make any payment when due with respect to any other Debt or Contingent Liability of $1,000,000 or more in the aggregate, and such failure shall continue after any applicable grace period; (iii) Company or any Dealer shall fail to observe any term or condition of any agreement relating to any other Debt or Contingent Liability of $1,000,000 or more in the aggregate, and such failure shall continue after any applicable grace period; (iv) or any such other Debt or Contingent Liability shall be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof; provided, however, it shall not be an Event of Default if Company or any Dealer shall fail to make any payment when due with respect to any Debt to a manufacturer or vendor of Inventory if Company or any Dealer are in good faith contesting the payment of such Debt and the aggregate amount of all such contested Debt does not exceed $2,500,000;

         (g) Company and Dealers shall, individually or in the aggregate, have any final judgment(s) outstanding against them for the payment of $2,000,000 or more in excess of insurance, and such judgment(s) shall remain unstayed and unpaid for over 30 days;

         (h) There shall be an issuance of an order of attachment against Company, any Dealer or any material portion of their Properties, or there shall be damage to or destruction of a substantial part of Company's or any Dealer's assets that is not covered by insurance, and any such events could reasonably result in a Material Adverse Change;

         (i) Any investigation or proceeding shall be instituted against Company or any Dealer under or with respect to any Environmental Laws that could reasonably be expected to result in any penalty, fine, remediation costs or other damages of $2,000,000 or more in excess of insurance;

         (j) Company shall have any material change in its management, without prior consent of Lender, or there shall be a Change in Control; or

         (k) Lender shall determine that there has been a Material Adverse
Change.

         7.02. REMEDIES UPON DEFAULT. If an Event of Default described in
Section 7.01(e) hereof shall occur with respect to Company or any Borrower, the Credit Facility shall be terminated and all amounts owing to Lender shall, to the extent permitted by applicable Law, become immediately due and payable without any action by Lender, and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby waived to the fullest extent permitted by Law. If any other Event of Default shall occur and be continuing, Lender may do any one or more of the following from time to time:

         (a) Declare all Advances, interest and other amounts owing to Lender immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby waived to the fullest extent permitted by Law;

         (b) Terminate the Credit Facility or reduce the Credit Facility Limit and/or cease making any Advances;

         (c) Cease making Advances against the Borrowing Base and make Committed Advances, Advances against specific units of Eligible Used Inventory and/or make Advances against Eligible Accounts under the Modified Borrowing Base;

         (d) Exercise any other Rights afforded under any agreement, by Law, at equity or otherwise, including those Rights of a secured party under the Uniform Commercial Code in effect in any jurisdiction where the Collateral is kept. Such Rights shall include the right to cancel any Committed Advances, to direct Dealers to return any Inventory to a vendor or manufacturer thereof for credit or refund, to enter any of Borrowers' premises with or without legal process, but without force, and/or to take possession of and remove Collateral, and books and records relating to Collateral. At Lender's request during an Event of Default, Company and the Dealers will assemble, prepare for removal and make available to Lender at a place to be designated by Lender which is reasonably convenient to both parties such items of Collateral as Lender may from time to time request. During the continuance of an Event of Default, Lender may take control of any funds generated by the Collateral, notify Account obligors to make payment to an account or location designated by Lender, and in Lender's name or Dealer's name, demand, collect, receipt for, settle, compromise, sue for, repossess, accept returns of, foreclose or realize upon any Collateral, including without limitation Accounts and related instruments and security therefor. Borrowers waive any and all rights that any of them may have to a notice prior to seizure by Lender of any Collateral. Ten days written notice of a public sale date or the date after which a private sale may occur shall be a commercially reasonable notice. Lender shall not be chargeable with responsibility for the accuracy or validity of any document or for the existence or value of any Collateral, and shall not be liable for failure to collect any amounts owing on an Account or instrument. Borrowers waive all relief from all appraisement, valuation, deficiency or exemption laws now in force or hereafter enacted. Lender shall not be required and Borrowers hereby waive any and all rights to require Lender, (i) to prosecute or seek to enforce any remedies against any particular Borrower and/or (ii) to require Lender to seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to Lender by any particular Borrower. Lender, at its sole discretion, may enforce this Agreement against any Borrower or any Collateral of any Borrower. LENDER SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION OF ITS OFFICERS, AGENTS OR EMPLOYEES, ABSENT GROSS NEGLIGENCE OR WILFUL MISCONDUCT.

         7.03. POWER OF ATTORNEY. Dealers hereby irrevocably appoint Lender, including any officer or employee of Lender as Lender may designate, as Dealers' true and lawful attorney-in-fact with power of substitution to do the following acts on behalf of Dealers' during the continuance of any Event of Default: to prepare, execute and deliver in the name of Dealers security instruments, financing statements, lien filings and certificates of title relating to

Collateral; to endorse the Dealers name upon any notes, checks, drafts, money orders and other forms of instruments made payable to any Dealer and relating to Collateral; and generally to perform all acts and do all things necessary and proper in connection with the transactions contemplated hereby or in discharge of the powers hereby conferred, including the making of affidavits and the acknowledgment of instruments as fully as if done by the Dealers. The foregoing powers are coupled with an interest and shall be irrevocable, as long as the Credit Facility or any obligations of Borrowers to Lender under this Agreement remain outstanding.

         7.04. CUMULATIVE RIGHTS. All Rights available to Lender under the Loan Papers shall be cumulative of and in addition to all other Rights under any other agreement, at Law or in equity. The acceptance by Lender at any time and from time to time of partial payment of any amount owing under any Loan Papers shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of an Event of Default shall be deemed to be a waiver of any Event of Default other than such Event of Default. No delay or omission by Lender in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

         7.05. PERFORMANCE BY LENDER; EXPENDITURES. Should any covenant of Borrowers fail to be performed in accordance with the terms of the Loan Papers, Lender may, at its option, attempt to perform such covenant on behalf of Borrowers. It is expressly understood, however, that Lender does not assume and shall never have any liability or responsibility for the performance of any obligations of Borrowers. Any amounts expended or incurred by Lender in the performance of any such act or in the enforcement of this Agreement (including reasonable attorneys' fees) shall constitute part of the obligations secured hereunder, will bear interest at the default rate hereunder and will be payable upon demand.

         7.06. CONTROL. None of the provisions hereof shall be deemed to give Lender any right to exercise control over the affairs and/or management of Company or any of its Subsidiaries, which the parties agree is retained by Company and its Subsidiaries.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.01. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of any Loan Papers, nor consent to any departure by Company or any Dealer therefrom, shall be effective unless the same shall be in writing and signed by Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8.02. NOTICES. Unless otherwise provided herein, all notices, demands and other communications under the Loan Papers shall be in writing and shall be personally delivered, sent by telecopy or telex (answerback received), or sent by certified mail, postage prepaid, to the following addresses:

         (a)      If to Borrowers:

                  MarineMax, Inc.
                  18167 U.S. 19 North, Suite 499
                  Clearwater, Florida  33764
                  Attention:  Michael McLamb
                  Fax:  (727) 531-0123

                  with a copy to:


                  Greenberg Traurig
                  One East Camelback Road, Suite 1100
                  Phoenix, Arizona  85012-1656

                  Attention: Robert S. Kant, Esq.
                  Fax: (602) 263-2350

         (b)      If to Lender:

                  Deutsche Financial Services Corporation     and      Deutsche Financial Services Corporation
                  5480 Corporate Drive, Suite 300                      655 Maryville Centre Drive
                  Troy, MI 48098                                       St. Louis, MO 63141
                  Attention:  Jeffrey R. Williams                      Attention:  General Counsel
                  Fax:  (248) 649-9364                                 Fax:  (314) 523-3190

or to such other address as any party shall hereafter designate in written notice to the other party. All notices, demands and other communications will be effective when so personally delivered or sent by telecopy or telex, or five days after being so mailed; provided, however, that notices to Lender pursuant to Article II hereof shall only be effective when received.

         8.03. PARTIES IN INTEREST. The Loan Papers shall bind and inure to the benefit of the parties hereto, and their successors and assigns. Lender may from time to time assign its rights or obligations hereunder, but Borrowers may not assign or transfer its rights or obligations hereunder (whether voluntarily or by operation of Law), without the prior written consent of Lender.

         8.04. COSTS, EXPENSES AND TAXES. Borrowers, jointly and severally, agree to pay on demand (a) all costs and expenses (including reasonable attorneys' fees) of Lender in connection with any extension, modification, waiver or release of any Loan Papers, and (b) all costs and expenses of Lender incurred in any work-out or enforcement of any Loan Papers, including reasonable attorneys' fees and the costs and expenses of environmental or other consultants. Borrowers shall pay any stamp, debt, recordation, withholding and other Taxes payable in connection with any Loan Papers or payments thereunder (other than Taxes on the overall net income of Lender), and agrees to save Lender harmless from and against all liabilities relating to any Taxes. All payments by Borrowers shall be made free and clear of and without deduction for any Taxes of any nature now or hereafter existing.

         8.05. INDEMNIFICATION BY BORROWERS. BORROWERS, JOINTLY AND SEVERALLY, AGREE TO INDEMNIFY, DEFEND AND HOLD HARMLESS LENDER, ITS AFFILIATES, AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ATTORNEYS AND ASSIGNS, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN PAPERS, ANY TRANSACTION RELATED HERETO OR THERETO, OR ANY ACT, OMISSION OR TRANSACTION OF COMPANY, ITS SUBSIDIARIES OR ANY OF THEIR AFFILIATES, OR ANY OF THEIR DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR REPRESENTATIVES; PROVIDED, HOWEVER, THAT BORROWERS SHALL NOT INDEMNIFY, DEFEND AND HOLD HARMLESS ANY INDEMNIFIED PERSON FOR LOSSES OR DAMAGES THAT BORROWERS PROVE WERE CAUSED BY SUCH PERSON'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE LENDER SHALL NOT BE LIABLE TO BORROWERS OR ITS SUBSIDIARIES FOR ANY CONSEQUENTIAL DAMAGES. This indemnity shall survive repayment of Borrowers' obligations to Lender.

         8.06. HAZARDOUS WASTE INDEMNIFICATION. Borrowers, jointly and severally, shall indemnify and hold harmless Lender, its Affiliates, and all of their directors, officers, employees, representatives, agents, successors, attorneys and assigns, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, manufacture, treatment, production, storage, release, threatened release, discharge, disposal or presence of any Hazardous Materials on, under or about Company's or Dealers' property or operations or property leased to Company or Dealers, including but not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). This indemnity shall survive repayment of Borrowers' obligations to Lender.

         8.07. DISCLAIMER OF WARRANTY. BORROWERS ACKNOWLEDGE THAT LENDER HAS MADE NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY INVENTORY OR OTHER CONSOLIDATED COLLATERAL, INCLUDING ANY WARRANTY OF MERCHANTABILITY. BORROWERS IRREVOCABLY WAIVE ANY CLAIMS AGAINST LENDER WITH RESPECT TO THE INVENTORY AND OTHER CONSOLIDATED COLLATERAL WHETHER FOR BREACH OF WARRANTY OR OTHERWISE. Any such claims shall not alter, diminish or otherwise impair Borrowers' liabilities or obligations to Lender under the Loan Papers. Lender does not assume any obligations of Borrowers relating to the Inventory, any Accounts, any contract obligations, or any other obligations or duties arising from the Consolidated Collateral.

         8.08. MAXIMUM INTEREST. Notwithstanding any provisions to the contrary in any of the Loan Papers, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law. If, but for this Section 8.08, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Advances is paid or becomes payable before its originally scheduled maturity and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) if the outstanding Advances have not been accelerated as provided in Section 7.02, any such excess interest that has been paid by Borrower shall be refunded; (iii) if the outstanding Advances been accelerated as provided in Section 7.02, any such excess that has been paid by Borrower shall be applied to the Advances; and (iv) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law. Any discount, rebate, bonus or credit granted to Borrowers for any Collateral by and Approved Vendor or other third party will not reduce the debt Borrowers owe Lender until Lender has received payment therefor in cash. Borrowers will: (1) pay Lender even if any Collateral is defective or fails to conform to any warranties extended by any third party; (2) not assert against Lender any claim or defense Borrowers has against any third party; and (3) indemnify and hold Lender harmless against all claims and defenses asserted by any buyer of the Collateral relating to the condition of, or any representations regarding, any of the Collateral. Borrowers waive all rights of offset Borrowers may have against Lender.

         8.09. SEVERABILITY; COUNTERPARTS. If any provision of any Loan Papers is held to be illegal, invalid or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, and the Loan Papers shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof. This Agreement and the other Loan Papers may be executed in any number of counterparts.

         8.10 ENTIRE AGREEMENT. The Loan Papers embody the entire agreement of the parties relating to the Credit Facility. There are no promises, terms, conditions, obligations or warranties other than those contained in the Loan Papers. The Loan Papers supersede all prior communications, representations or agreements, verbal or written, between the parties relating to the Credit Facility.

         8.11 HEADINGS. The headings to the sections of this Agreement are included only for the convenience of the parties and will not have the effect of defining, diminishing or enlarging the rights of the parties or affecting the construction or interpretation of any portion of this Agreement.

         8.12 REVERSAL OF PAYMENTS. To the extent that any Borrower makes a payment or payments to Lender, which payment or payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds received, the Credit Facility will be revived and continue in full force and effect with respect to all Borrowers, as if such payment or proceeds had not been received by Lender.

         8.13 SURVIVAL. The grant of security interest herein to secure all Advances, and all provisions relating to the Collateral will survive termination of this Agreement and will remain in full force and effect until all Advances have been paid in full and this Agreement has been terminated.

         8.14 PARTICIPATIONS; ASSIGNMENTS. Lender may, at any time and from time to time, grant participations to lender(s) acceptable to Borrowers in Lender's interest in this Agreement or any Loan Papers, or of any portion thereof, or assign its interest in this Agreement or any Loan Papers, or any portion thereof, without the consent of any Borrower, but Lender will provide Borrowers notice as soon as practical after sale to an unaffiliated third party. Lender shall not be required to provide notice to any Borrower of any sale or assignment to (a) a parent company or subsidiary of Lender or (b) any entity majority owned by Lender so long as Lender continues to service the Credit Facility under this Agreement.

         8.15 INFORMATION. Lender will use its best efforts not to provide any credit, financial or other information on all or any Borrowers to any third party without Company's prior written consent; provided, however, that if, notwithstanding Lender's best efforts, Lender nevertheless provides any accurate credit, financial or other information on any Borrowers to any third party without Company's prior written consent. such disclosure shall not be a breach of this Agreement nor give rise to any claim or cause of action against Lender.

         8.16 RELEASE. Borrowers release Lender from all claims and causes of action which Borrowers may now or hereafter have for any loss or damage to any of them claimed to be caused by or arising from: (a) any failure of Lender to protect, enforce or collect, in whole or in part, any Account; (b) Lender's notification to any account debtors thereon of Lender's security interest in any of the Accounts; (c) Lender's directing any account debtor to pay any sum owing to any Borrower directly to Lender; and (d) any other act or omission to act on the part of Lender, its officers, agents or employees, except for willful misconduct or gross negligence. Lender will have no obligation to preserve rights to Accounts against prior parties.

         8.17 MISCELLANEOUS. Time is of the essence regarding Borrowers' performance of its obligations to Lender notwithstanding any course of dealing or custom on Lender's part to grant extensions of time. Borrowers' liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. Lender will have the right to refrain from or postpone enforcement of this Agreement or any other Loan Papers without prejudice and the failure to strictly enforce the Loan Papers will not be construed as having created a course of dealing between Lender and Borrowers contrary to the specific terms of the Loan Papers or as having modified, released or waived the same. The express terms of this Agreement and the other Loan Papers will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. If any Borrower fails to pay any taxes, fees or other obligations which may impair Lender's interest in the Collateral, or fails to keep the Collateral insured, Lender may, but shall not be required to, pay such taxes, fees or obligations and pay the cost to insure the Collateral, and the amounts paid will be: (a) an additional Advance owed by Borrowers to Lender, which shall be subject to interest as provided herein; and (b) due and payable immediately in full.

         8.18 WAIVERS BY BORROWER. Borrowers each irrevocably waive notice of:
Lender's acceptance of this Agreement, presentment, demand, protest, nonpayment, nonperformance, and dishonor. Each Borrower and Lender irrevocably waive all rights to claim any punitive and/or exemplary damages. Each Borrower waives all rights of offset such Borrower may have against Lender. Each Borrower waives all notices of default and non-payment at maturity of any or all of the Accounts.

         8.19 FACSIMILES, ETC. Notwithstanding anything herein to the contrary:
(a) Lender may rely on any facsimile copy, electronic data transmission or electronic data storage of any statement, statement of transaction, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other Loan Papers, and for all evidentiary purposes before any court or other adjudicatory authority.

         8.20 SUPPLEMENT. As of the Effective Date, this Agreement shall simultaneously supercede that certain Agreement for Wholesale Financing executed by and between MarineMax of New Jersey, Inc. and Lender as of an unspecified date in 1999 (the"AWF"), and Borrowers shall automatically assume hereunder all indebtedness owed to Lender pursuant to the AWF, waive all defenses and setoffs to such indebtedness under the AWF and agree to pay such indebtedness pursuant to the terms of this Agreement.

         8.21 JOINDER. If from time to time a Subsidiary of Company desires to obtain financing from Lender substantially similar to the financing provided by Lender to Dealers, each such Subsidiary may become a Dealer hereunder upon the approval of Lender and execution by such Subsidiary and each Borrower of a Joinder Amendment substantially in the form attached hereto as Exhibit G attached hereto.




                                   ARTICLE IX

                                  GOVERNING LAW

         9.1. GOVERNING LAW. EACH BORROWER ACKNOWLEDGES AND AGREES THAT THIS AND ALL OTHER AGREEMENTS BETWEEN BORROWERS AND LENDER HAVE BEEN SUBSTANTIALLY NEGOTIATED, AND WILL BE SUBSTANTIALLY PERFORMED, IN THE STATE OF MICHIGAN. ACCORDINGLY, EACH BORROWER AGREES THAT THIS AGREEMENT AND ALL OTHER AGREEMENTS BETWEEN LENDER AND BORROWERS WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF SUCH STATE.

         9.2 JURY WAIVER. ANY LEGAL PROCEEDING WITH RESPECT TO THIS AGREEMENT WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. EACH BORROWER AND LENDER WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.





         IN WITNESS WHEREOF, this Loan and Security Agreement is executed as of the date first set forth above.

EXECUTED AT:                                 MARINEMAX, INC.

Atlanta, Georgia                             By /s/ Michael H. McLamb
----------------                                -------------------------------
                                             Title: Vice President


EXECUTED AT:                                 MARINEMAX OF NEW JERSEY, INC.

Atlanta, Georgia                             By: /s/ Michael H. McLamb
----------------                                -------------------------------
                                              Title: Vice President

                                             DEUTSCHE FINANCIAL SERVICES
                                             CORPORATION

                                             By /s/ Bruce VanWagoner
                                                -------------------------------
                                             Title Recreation Group President
                                                   ----------------------------

                                    Exhibit A
                                       To
                           Loan and Security Agreement

                           BORROWING BASE CERTIFICATE

                           BORROWING BASE CERTIFICATE



Deutsche Financial Services Corporation
5480 Corporate Drive, Suite 300
Troy, MI 48098


         This Borrowing Base Certificate is made for the month ending _____. The undersigned is the _________________ of MarineMax, Inc., a Delaware corporation ("Company"). This Certificate is delivered pursuant to the Loan and Security Agreement dated as of December 15, 1999, between Company, Dealers and Deutsche Financial Services Corporation ("Lender"), as such agreement may be amended, modified, supplemented, renewed or extended from time to time ("Loan Agreement"). Terms are used herein as defined in the Loan Agreement.

         The following calculation of the Borrowing Base is made in accordance with the applicable provisions of the Loan Agreement, and is true and correct in all material respects as of the end of the aforesaid month:

ELIGIBLE INVENTORY:

     NEW (cost plus freight charges)
         < 366 days from invoice (100%)                       $
                                                               -----------------
         > 365 but < 731 days from invoice (90%)              $
                                                               -----------------
         TOTAL NEW, maximum $50MM                                                   $
                                                                                     ----------------
     USED
         <181 days old (80% NADA or BUC)                      $
                                                               -----------------
         > 180 but < 366 days old (72% NADA or BUC)           $
                                                               -----------------
         TOTAL USED, maximum $25MM                                                  $
                                                                                     ----------------
     PARTS
         75% of cost (excl. freight), maximum $2.5MM                                $
                                                                                     ----------------

     TOTAL INVENTORY - maximum $50MM                                                $
                                                                                     ----------------

ELIGIBLE ACCOUNTS

     Total Accounts                                                                 $
                                                                                     ----------------
         Less Ineligible Accounts
         Account balances 90+                                 $
                                                               -----------------
         Concentrations >5% (except Brunswick)                $
                                                               -----------------
         Contra Balances                                      $
                                                               -----------------
         Other                                                $
                                                               -----------------
     Total Ineligible Accounts                                                      ($               )
                                                                                      ----------------
     TOTAL ELIGIBLE ACCOUNTS - 80% net book
         value, maximum $25MM                                                       $
                                                                                      ----------------

BORROWING BASE AVAILABILITY - max $50MM                                                                   $
                                                                                                           ==================

     OUTSTANDING BALANCE OF ADVANCES                                                ($               )
                                                                                      ----------------

AVAILABILITY (SHORTAGE)                                                                                   $
                                                                                                           ==================

         Attached hereto are detailed Inventory, accounts payable aging and accounts receivable aging reports as of close of business for the month covered by this Certificate, which reports are certified as true and complete in all material respects. Any repayment of Advances required under Section 2.03(b) of the Loan Agreement is delivered with this Certificate.

         Company, on behalf of itself and the other Borrowers, represents and warrants to Lender that, except as previously disclosed to Lender in writing, the representations and warranties contained in the Loan and Security Agreement are true and correct in all material respects as of the date hereof, and there is no material Default or Event of Default on the date hereof.

MARINEMAX, INC.

By:
  ------------------------------
Title:  Vice President

                                    EXHIBIT B
                                       To
                           LOAN AND SECURITY AGREEMENT

                       MODIFIED BORROWING BASE CERTIFICATE

Deutsche Financial Services Corporation
5480 Corporate Drive, Suite 300
Troy, MI 48098

         This Modified Borrowing Base Certificate is made for the month ending _______. The undersigned is the _________________ of MarineMax, Inc., a Delaware corporation ("Company"). This Certificate is delivered pursuant to the Loan and Security Agreement dated as of December 15, 1999, between Company, Dealer and Deutsche Financial Services Corporation ("Lender"), as such agreement may be amended, modified, supplemented, renewed or extended from time to time ("Loan Agreement"). Terms are used herein as defined in the Loan Agreement.

         The following calculation of the Modified Borrowing Base of Accounts is made in accordance with the applicable provisions of the Loan Agreement, and is true and correct in all material respects as of the end of the aforesaid month:

ELIGIBLE ACCOUNTS

     Total Accounts                                                                 $
                                                                                     ----------------
         Less Ineligible Accounts
         Account balances 90+                                 $
                                                               -----------------
         Concentrations >5% (except Brunswick)                $
                                                               -----------------
         Contra Balances                                      $
                                                               -----------------
         Other                                                $
                                                               -----------------
     Total Ineligible Accounts                                                      ($               )
                                                                                      ----------------
     TOTAL ELIGIBLE ACCOUNTS - 80% net book value                                   $
                                                                                     ----------------

MODIFIED BORROWING BASE AVAILABILITY - max $25MM                                                          $
                                                                                                           ==================

     OUTSTANDING BALANCE OF ADVANCES ON ACCOUNTS                                    ($               )
                                                                                      ----------------

AVAILABILITY (SHORTAGE)                                                                                   $
                                                                                                           ==================

         Attached hereto is the detailed accounts receivable aging report as of close of business for the month covered by this Certificate, which report is certified as true and complete in all material respects. Any repayment of Advances required under Section 2.03(c) of the Loan Agreement is delivered with this Certificate.

         Company, on behalf of itself and the other Borrowers, represents and warrants to Lender that, except as previously disclosed to Lender in writing, the representations and warranties contained in the Loan and Security Agreement are true and correct in all material respects as of the date hereof.


MARINEMAX, INC.

By:
   ------------------------------
Title:  Vice President

                                    Exhibit C
                                       To
                           Loan and Security Agreement

                     DEBT, LIENS AND CONTINGENT LIABILITIES

                                    Exhibit D
                                       To
                           Loan and Security Agreement

                               LIST OF LITIGATION

                                    Exhibit E
                                       To
                           Loan and Security Agreement

                             LOCATION OF COLLATERAL

                                    Exhibit F
                                       To
                           Loan and Security Agreement

                         REAL PROPERTY OWNED AND LEASED

                                    Exhibit G
                                       To
                           Loan and Security Agreement

                JOINDER AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This Joinder Amendment is hereby made to the Loan and Security Agreement executed as of the 15th day of December, 1999 (as amended, "Agreement") by and between Deutsche Financial Services Corporation ("Lender"), MarineMax, Inc. (the "Company") and MarineMax of New Jersey, Inc. ("Dealer") (the Company and Dealer collectively "Borrower").

         WHEREAS, the Company wishes Lender to begin providing financing to its Subsidiary, ___________________, a ______ corporation, ("New Dealer");

         WHEREAS, New Dealer wishes to obtain financing from Lender and wishes to be added as a party to the Agreement.

         NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, Lender, Borrowers and New Dealer hereby agree as follows:

         1. JOINDER. The Agreement is amended to add _______________ ("New Dealer") as a party to the Agreement. By signing this Joinder Amendment, New Dealer agrees: (a) to be a party to the Agreement and to be bound and obligated to all of the terms of the Agreement, which include, but are not limited to, the grant of a security interest to Lender in all Collateral of New Dealer, and (b) to perform all of the duties of a Dealer under the Agreement, and to be jointly and severally liable with Borrowers, to the same extent as if New Dealer had been one of the original Dealers to the Agreement. New Dealer acknowledges receipt of a true and complete copy of the Agreement and all Amendments thereto.

         2. All other terms of the Agreement are hereby ratified and shall remain unchanged and in full force and effect.

         3. This Joinder Amendment may be signed in any number of counterparts, all of which taken together will constitute but one and the same document. Any copy or facsimile hereof will be deemed an original and the best evidence thereof for all purposes.

         IN WITNESS WHEREOF, the authorized representatives of the parties have executed this Joinder Amendment to Loan and Security Agreement as of the ___ day of _______, ____.

MARINEMAX, INC.                         MARINEMAX OF NEW JERSEY, INC.

By:________________________________     By:____________________________________
Title:_____________________________     Title:_________________________________

Executed At:                            Executed At:

____________________________________    _______________________________________

____________________________________    DEUTSCHE FINANCIAL SERVICES CORPORATION
        (New Dealer)
By:_________________________________     By: __________________________________
Title:______________________________     Title:________________________________

Executed At:                             Executed At:
____________________________________     ______________________________________

                                    Exhibit H

                              OFFICER'S CERTIFICATE

         The undersigned hereby certify that they are the _____________________ of MARINEMAX, INC., a Delaware corporation ("Company") and MarineMax of New Jersey, Inc., a Delaware corporation ("Dealer"), and that they are authorized to execute this Certificate in connection with the Loan and Security Agreement of even date herewith, between Deutsche Financial Services Corporation and Borrowers ("Loan Agreement"). Terms are used herein as defined in the Loan Agreement.

         The undersigned further certify as follows:

         1. No Default or Event of Default exists on the date hereof to be best of the knowledge of the undersigned.

         2. The representations and warranties set forth in Article V of the Loan Agreement are true and correct in all material respects as of the date hereof.

         3. Borrowers have complied with all agreements and conditions to be complied with by it under the Loan Agreement on or prior to the effective date thereof.



         IN WITNESS WHEREOF, this Certificate is signed as of December ___,
1999.

MARINEMAX, INC.                          MARINEMAX OF NEW JERSEY, INC.


By ______________________________        By _________________________________
Title: Vice President                       Title: Vice President

                                    Exhibit H

                              OFFICER'S CERTIFICATE

         The undersigned hereby certify that he is the _____________________ of MARINEMAX OF NEW JERSEY, INC., a Delaware corporation ("Company"), and that he is authorized to execute this Certificate in connection with the Loan and Security Agreement of even date herewith, between Deutsche Financial Services Corporation and Borrowers ("Loan Agreement"). Terms are used herein as defined in the Loan Agreement.

         The undersigned further certifies as follows:

         1. No Default or Event of Default exists on the date hereof to be best of the knowledge of the undersigned.

         2. The representations and warranties set forth in Article V of the Loan Agreement are true and correct in all material respects as of the date hereof.

         3. Borrowers have complied with all agreements and conditions to be complied with by it under the Loan Agreement on or prior to the effective date thereof.



         IN WITNESS WHEREOF, this Certificate is signed as of December ___,
1999.

MARINEMAX OF NEW JERSEY, INC.


By _______________________________________
Title: Vice President

                                    Exhibit I

                         COVENANT COMPLIANCE CERTIFICATE

                             [To be Provided by DFS]